CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-251813 on Form S-6 of our report dated February 19, 2021, relating to the financial statement of FT 9187, comprising Biotechnology Portfolio, Series 52, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 19, 2021